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                                                                   Exhibit 10.30

                               MICHAEL FOODS, INC.
                        EXECUTIVE OFFICERS INCENTIVE PLAN

                                        I.
                                     PURPOSE

A. The purpose of the Michael Foods, Inc. Executive Officers Incentive Plan (the "Plan") is to incent and reward the executive officer group of Michael Foods, Inc. (the "Company") for delivering or exceeding their annual operating plan EBITDA.

B. The Plan will be effective January 1, 2004, will remain in effect until amended or terminated, and supersedes any prior Executive Incentive Plan which may have applied to this group of executives.

                                       II.
                                 ADMINISTRATION

A. The Plan will be administered by the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") of Michael Foods under the direction of the Compensation Committee of the Board of Directors (the "Board").

                                       III.
                                   ELIGIBILITY

A. Participation in the Plan will be restricted to those positions that have a clear impact on the Company's financial and operating performance.

B.   Eligible participants will include only the Executive Officer group.

C. Participants will be recommended by the CEO of the Company and will be approved by the Compensation Committee of the Board.

D. Participation will also be limited to executives who are not covered under another approved incentive plan.

                                        IV.
                              INCENTIVE OPPORTUNITY

     The size of the maximum incentive award opportunity level will vary by the position's responsibility level, as outlined below:

                                                           Maximum Incentive
                                                            Opportunity as a
    Level      Position(s)                               Percent of Base Salary
===============================================================================
    I          Corporate CEO, President                         100%

    II         Executive Vice President, Chief                  100%
               Financial Officer and Chief Operating
               Officer

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                                        V.
                                 PLAN COMPONENTS

100% of the incentive opportunity will be paid based upon EBITDA achievement against the target objective as determined by the Compensation Committee according to the following table:

                  Payout Based on MFI Financial
                    Performance Against Target
                 ---------------------------------
    EBITDA          Officer I       Officer II
  % of Target         75.0%            65.0%
--------------------------------------------------
         95.39%            0.00%            0.00%
  95.40%-95.49%            6.82%            5.91%
  95.50%-95.99%           13.64%           11.82%
  96.00%-96.49%           20.45%           17.73%
  96.50%-96.99%           27.27%           23.64%
  97.00%-97.49%           34.09%           29.55%
  97.50%-97.99%           40.91%           35.45%
  98.00%-98.49%           47.73%           41.36%
  98.50%-98.99%           54.55%           47.27%
  99.00%-99.49%           61.36%           53.18%
  99.50%-99.99%           68.18%           59.09%
100.00%-100.49%           75.00%           65.00%
100.50%-100.99%           77.50%           68.50%
101.00%-101.49%           80.00%           72.00%
101.50%-101.99%           82.50%           75.50%
102.00%-102.49%           85.00%           79.00%
102.50%-102.99%           87.50%           82.50%
103.00%-103.49%           90.00%           86.00%
103.50%-103.99%           92.50%           89.50%
104.00%-104.49%           95.00%           93.00%
104.50%-104.99%           97.50%           96.50%
        105.00%          100.00%          100.00%

                                       VI.
                ORGANIZATION AND INDIVIDUAL PERFORMANCE MEASURES

The following measures of organization performance will be used to determine actual incentive awards:

     1. All participants will be awarded an incentive based upon EBITDA target achievement. The target will be updated annually to reflect expected growth of the Company.

                                      VII.
                            ADMINISTRATIVE PROCEDURES

A. Additions of Individuals. All eligible participants must be designated by the CEO of the Company as of the beginning of the Plan year.

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B.   Establishment of "Target or Maximum" Goals. The CEO retains the right to set or adjust the EBITDA and balance sheet incentive goals based upon an assessment of overall business conditions at the beginning of the Plan year, subject to approval by the Compensation Committee of the Board.

C. Adjustments to Targets and/or Goals. The CEO retains the right to adjust the targets and/or goals of the Plan based upon an assessment of business conditions at the end of the second quarter of the Plan year, subject to approval by the Compensation Committee of the Board.

D. Down Earnings Year. No cash incentive shall be paid to a participant if the Company has a decline in EBITDA for the Plan year, except at the discretion of the CEO with the approval of the Compensation Committee of the Board.

E. Termination/Death/Disability. Plan participants must be in the employ of the Company on the day the incentive award is actually paid in order to be eligible for incentive award payments except at the discretion of the CEO. However, should a participant die or become disabled, the incentive award for the year in which such death or disability occurs shall be prorated by the number of months of service during the applicable Plan year and shall be paid to the participant or the participant's estate, as the case may be.

F. Change in Position. Eligible employees under the Plan who have a change in position during a Plan year will have their incentive award calculated under the Plan award levels for both positions, prorating the incentive award by the months of service at each level.

G. Exceptions. In each instance, exceptions must be approved in advance by the CEO of the Company, and must be submitted to the Compensation Committee of the Board for their concurrence.

                                      VIII.
                            AMENDMENT AND TERMINATION

The Plan may be changed or terminated at any time at the discretion of the President/CEO of Michael Foods, subject to approval by the Compensation Committee of the Board. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) with regard to any award previously earned.

                                       IX.
                          RIGHT TO CONTINUED EMPLOYMENT

No participant shall have any claim or right to be granted an incentive (bonus) award under this Plan and the granting of an incentive (bonus) award shall not be construed as giving the participant the right of continued employment with the Company. The Company further reserves the right to dismiss a participant at any time, with or without cause, free from any claim or liability other than provided under this Plan document.

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